UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2026

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38546	33-1051425
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3222 Phoenixville Pike, Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 600-7555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	STIM	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 17, 2026, Neuronetics, Inc. (the “Company”) and W. Andrew Macan, who has served as Executive Vice President, Chief Legal Officer, and Corporate Secretary and in various other similar capacities since January 21, 2020, entered into a Separation Agreement (the “Separation Agreement”). Mr. Macan’s Separation Date (as defined in the Separation Agreement) is August 15, 2026. On the Separation Date, Mr. Macan will be entitled to his retention bonus in the gross amount of $231,750.00 and the retention award granted to him by the Board of Directors of the Company (the “Board”) on December 30, 2025 in the amount of 164,361 Restricted Stock Units, which shall vest on the Separation Date. Mr. Macan will also be entitled to a Separation Payment in the amount of $475,087.50, minus taxes and withholdings payable on regularly scheduled payroll dates for a consecutive period of 12 months. Mr. Macan’s decision to enter into the Separation Agreement is not the result of any dispute or disagreement with the Company, the Company’s management, or the Company’s Board of Directors on any matter relating to the Company’s operations, policies, or practices.

The foregoing description of the terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

(c) On July 9, 2026, the Board appointed Nir Naor as the Company’s Executive Vice President, Chief Financial Officer, and Treasurer with an effective date on or about July 23, 2026.

There is no arrangement or understanding between Mr. Naor and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Naor and any of the Company’s directors or other executive officers. There are no related party transactions between Mr. Naor and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Naor, age 51, brings more than 20 years of finance and life sciences experience. Most recently, he served as Chief Financial Officer at Axogen, Inc. (NASDAQ: AXGN), a surgical solutions leader in peripheral nerve repair, where he helped the company achieve profitability and cash flow positivity within one year, contributing to the tripling of its market capitalization, from December 2023 to May 2025. Since 2023, Mr. Naor has served as a Board member and Audit Committee Chair of BrainStorm Cell Therapeutics (OTCQB: BCLI), a biotechnology company, developing therapies for neurodegenerative diseases. From October 2022 to November 2023, Mr. Naor held advisory and short-term CFO roles at a number of growth companies. From December 2021 to October 2022, Mr. Naor served as Chief Financial Officer at HMNC Brain Health. In 2021, Mr. Naor served as Chief Financial Officer at Arbor Pharmaceuticals, which was subsequently acquired by Azurity Pharmaceuticals. From 2017 to 2021, Mr. Naor served as Chief Financial Officer for the U.S. and Americas region at Molnlycke Health Care, a global medtech company. Earlier in his career, he held senior finance leadership roles at UCB and AstraZeneca across the U.S. and Europe, after serving as an investment banker, working as an auditor with KPMG, and practicing commercial law. Mr. Naor holds a Master of Business Administration from IMD Business School in Switzerland, a master’s degree in law (LL.M.) from Hamburg University in Germany, and bachelor’s degrees in law (LL.B.) and in accounting from the Tel-Aviv University in Israel. Mr. Naor is also a CFA® charterholder.

The Company has entered into an offer letter with Mr. Naor, dated July 10, 2026, with an anticipated start date of July 23, 2026 (the “Offer Letter”). Under the terms of the Offer Letter, Mr. Naor will receive an initial annual base salary of $480,000 and will be eligible for a discretionary annual cash bonus targeted at 50% of his then-current base salary. In addition, Mr. Naor will receive a grant of 500,000 Restricted Stock Units, with 125,000 of such units vesting in substantially equal installments on the first, second, third and fourth anniversaries of Mr. Naor’s start date subject to Mr. Naor’s continued employment with the Company on each such vesting date, and in all cases subject to the terms of the Company’s 2020 Inducement Incentive Plan. In the event of termination by the Company without cause or by Mr. Naor for good reason, Mr. Naor will be entitled to severance benefits, including 12 months of base salary, a prorated target bonus, and continued health coverage.

The foregoing summary of the Offer Letter is not complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Mr. Naor has also entered into the Company’s executive indemnification agreement, executive restrictive covenant and severance agreement, and restrictive covenant and invention assignment agreement, and confidential information and invention assignment agreement substantially in the forms of the Company’s form of agreements.

Item 7.01	Regulation FD Disclosure.

On July 20, 2026, the Company issued a press release announcing the appointment of Mr. Naor as Executive Vice President, Chief Financial Officer, and Treasurer, the prior promotion of Cory Anderson to the title of Executive Vice President, General Manager of Greenbrook, and the departure of Mr. Macan.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Offer Letter, effective as of July 10, 2026, by and between the Company and Nir Naor.

10.2	Separation Agreement dated July 17, 2026 by and between the Company and W. Andrew Macan.

99.1	Press Release dated July 20, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2026	NEURONETICS, INC.

	By:	/s/ W. Andrew Macan
W. Andrew Macan
Executive Vice President, Chief Legal Officer, and Corporate Secretary